     Exhibit 99.1

The Mosaic Company 101 E. Kennedy Blvd., Suite 2500 Tampa, FL 33602 www.mosaicco.com

For Immediate Release

Investors Joan Tong 863-640-0826 joan.tong@mosaicco.com	Jason Tremblay 813-775-4226 jason.tremblay@mosaicco.com	Media Ben Pratt 813-775-4206 benjamin.pratt@mosaicco.com

THE MOSAIC COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Full year net income of $1.2 billion, adjusted EBITDA(1) of $2.8 billion
•2023 cash from operations of $2.4 billion, free cash flow(1) of $795 million
•Returned $1.1 billion to shareholders through share repurchases and dividends in 2023 and completed refinancing of $900 million in debt
•Responding to current potash market conditions by curtailing production from the Colonsay mine
TAMPA, FL, February 21, 2024 - The Mosaic Company (NYSE: MOS) today reported net income of $1.2 billion and diluted earnings per share (EPS) of $3.50 for full year 2023. Adjusted EBITDA(1) for the year was $2.8 billion and adjusted diluted EPS(1) was $3.57.
The company reported fourth quarter net income of $365 million and diluted EPS of $1.11. Adjusted EBITDA(1) totaled $646 million for the quarter and adjusted diluted EPS(1) was $0.71.
"Mosaic successfully navigated a highly dynamic market in 2023. We delivered strong free cash flow and returned significant capital to shareholders while reinvesting in the business" said Bruce Bodine, President and CEO. "Looking into 2024, Mosaic expects to continue to benefit from a strong phosphates market, and is well positioned to deliver solid results as we optimize our low cost potash operations. In addition, we are focused on improving our phosphates production level, expanding our portfolio of value-added products, growing our leading presence in Brazil, and enhancing the overall efficiency of our operations".
Highlights:
•Full year revenues declined 28 percent year-over-year to $13.7 billion, reflecting the impact of lower selling prices. The gross margin rate in 2023 was 16 percent, down from 30 percent in 2022.
•Net Income in 2023 totaled $1.2 billion, declining 67 percent from 2022. Adjusted EBITDA(1) in 2023 totaled $2.8 billion, a decline of 56 percent from 2022. Cash flows from operating activities totaled $2.4 billion and Free Cash Flow(1) totaled $795 million.
•Potash operating earnings were $1.2 billion in 2023, down from $2.8 billion in the prior year. Adjusted EBITDA(1) totaled $1.5 billion in 2023, down from $3.1 billion last year. We completed the development of Esterhazy K3, which is the largest and one of the most efficient and low-cost potash complexes in the world. Canpotex's port at Portland, Oregon returned to normal operation in December after being idled since April 2023. In response to current market conditions, Mosaic will be curtailing its production from its Colonsay mine.
(1)See “Non-GAAP Financial Measures” for additional information and reconciliation.
*Free cash flow is defined as cash from operations minus total capital expenditures and adjusted for working capital financing.

•Phosphate operating earnings were $375 million in 2023, compared to $1.3 billion in 2022. Adjusted EBITDA(1) totaled $1.2 billion in 2023, down from $2.2 billion in the prior year. Segment results reflect the impact of lower prices and production challenges due to weather-related events and repairs of our sulfuric acid facilities in Louisiana, partially offset by lower raw material prices. Phosphate prices stabilized in the second quarter of 2023 and rose in the second half of the year.
•Mosaic Fertilizantes operating earnings were $75 million in 2023, down from $910 million in 2022. Adjusted EBITDA(1) totaled $327 million in 2023, down from $1.0 billion last year. In the second quarter of 2023, we finished the destocking of high-priced inventory which negatively impacted our first half 2023 results. Distribution business margin per tonne came in above the $30-$40 annual normalized range in the fourth quarter.
Capital Allocation Strategy
Mosaic remains committed to a disciplined capital allocation strategy.
•Mosaic returned $1.1 billion of capital to shareholders in 2023, including share repurchases totaling $756 million, and increased the dividend by 10 percent in December 2023. Capital returns exceeded free cash flow due to cash received from other sources, including the sale of Streamsong Resort.
•Mosaic is committed to maintaining a strong balance sheet that is sustainable through our industry's normal business cycle. Mosaic refinanced $900 million of debt obligations with a $500 million term loan, and a $400 million bond issuance which closed in December.
•Mosaic remains committed to returning excess cash to shareholders in 2024 through a combination of dividends and share repurchases.
•Total capital expenditures are expected to be approximately $1.2 billion for 2024, about $200 million below the 2023 level. Mosaic continues to focus on high-returning investments with modest capital requirements.
Segment Analysis

Potash	Q4 2023	Q4 2022	2023	2022
Sales Volumes - million tonnes*	2.6	1.9	8.9	8.1
MOP Selling Price(2)	$243	$581	$308	$632
Gross Margin (GAAP) per tonne	$99	$289	$137	$351
Adjusted Gross Margin (non-GAAP) per tonne(1)	$99	$289	$137	$351
Operating Earnings - millions	$222	$497	$1,152	$2,768
Segment Adjusted EBITDA(1) - millions	$322	$597	$1,471	$3,117
*Tonnes = finished product tonnes
(2)Average per tonne MOP selling price (fob mine)
The Potash segment reported net sales of $3.2 billion in 2023, down from $5.2 billion in 2022, reflecting lower prices. Gross margin per tonne was $137, down from $351 last year.
Sales volumes increased from 8.1 million tonnes in 2022 to 8.9 million tonnes in 2023. Despite logistics challenges, fourth quarter sales volumes came in well within our guidance range.
Sales volumes in the first quarter are expected to be 2.0-2.2 million tonnes with realized mine-gate MOP prices in the range of $225-$250 per tonne.

(1)See “Non-GAAP Financial Measures” for additional information and reconciliation.

Phosphate	Q4 2023	Q4 2022	2023	2022
Sales Volumes - million tonnes*	1.6	1.6	7.0	6.6
DAP Selling Price(3)	$552	$722	$573	$804
Gross Margin (GAAP) per tonne	$88	$148	$100	$268
Adjusted Gross Margin (non-GAAP) per tonne(1)	$106	$167	$109	$274
Operating Earnings (Loss) - millions	$21	$145	$375	$1,347
Segment Adjusted EBITDA(1) - millions	$259	$348	$1,227	$2,219
*Tonnes = finished product tonnes
(3)Average DAP Selling Price (fob plant)

Net sales in the Phosphate segment decreased to $4.7 billion in 2023, down from $6.2 billion in 2022, driven by lower selling prices in 2023. Sales volumes increased from 6.6 million tonnes in 2022 to 7.0 million tonnes, while production volume of finished phosphates totaled 6.6 million, down from 6.7 million.
The average realized selling price decreased to $646 per tonne in 2023, from $913 in 2022. Gross margin per tonne was $100 in 2023, compared to $268 in 2022, and adjusted gross margin per tonne(1) decreased to $109 in 2023 from $274 in the prior year, reflecting lower phosphate prices which were partially offset by the decrease in raw material costs.
Sales volumes in the first quarter are expected to be 1.6-1.8 million tonnes with DAP prices on an FOB basis averaging $580-$605 per tonne. Stripping margins are expected to stay elevated.

Mosaic Fertilizantes	Q4 2023	Q4 2022	2023	2022
Sales Volumes - million tonnes*	2.2	2.5	9.7	9.4
Finished Product Selling Price	$552	$773	$587	$878
Gross Margin (GAAP) per tonne	$44	$11	$22	$111
Adjusted Gross Margin per tonne(1)	$45	$12	$24	$111
Operating Earnings - millions	$50	$(20)	$75	$910
Segment Adjusted EBITDA(1) - millions	$111	$29	$327	$1,049
*Tonnes = finished product tonnes
Mosaic Fertilizantes reported net sales of $5.7 billion in 2023, down from $8.3 billion in the prior year, reflecting lower prices. The gross margin per tonne, which averaged $22 in 2023, down from $111 in 2022, was negatively impacted by lower prices, inflationary cost pressures and high-priced inventory. The destocking of high-priced inventory was complete in the second quarter of 2023 and margin per tonne of the distribution business in the fourth quarter was above the historical normalized annual range of $30-$40 per tonne.
The distribution business typically sells more nitrogen products in the first quarter of each year, which historically generate lower and less consistent margins. As such, we expect first quarter margin per tonne will be below the historical normalized annual range. We expect distribution margin per tonne in a twelve-month period ended March 31, 2024 to be within the normalized annual range.
Other
Full-year selling, general and administrative expenses were $501 million in 2023 compared with $498 million in 2022.
Mosaic recognized strong earnings from equity investments of $60 million, reflecting contribution from the company’s share of the MWSPC joint venture in Saudi Arabia.

(1)See “Non-GAAP Financial Measures” for additional information and reconciliation.

The reported effective tax rate for 2023 was 13.3 percent, and 26.9 percent excluding discrete items. Cash taxes paid in 2023 were $386 million.

In 2023, net cash provided by operating activities was $2.4 billion and capital expenditures were $1.4 billion.
2024 Market Outlook
Global grain and oilseed markets are expected to remain tight in 2024. Crop production, threatened by geopolitical unrest, weather extremes and reduced fertilization, is struggling to keep up with strong demand driven by secular demographic changes and growing consumption from renewable fuels. As a result, global stocks-to-use ratios for grains and oilseeds are expected to remain under pressure for the foreseeable future. Today's healthy agriculture back drop and favorable economics will continue to incentivize growers to maximize yields and apply fertilizers.

These demand factors are especially promising for the phosphate market as they are expected to be matched by tight global supply well into 2024. China's exports are expected to remain capped as domestic agriculture and industrial demand is prioritized over fertilizer exports. Firm phosphate prices and low raw material prices suggest that stripping margins will stay elevated for the foreseeable future.

In North America, after a long Fall application season and solid winter fill activities, demand strength continues into the Spring planting season. Brazil shipments are expected to remain solid in 2024 as barter ratio are favorable and growers need to replenish soil nutrients. In India, grower demand is strong and growers are waiting for higher government subsidy rates.

Potash demand for North America is expected to remain robust in 2024, and demand in Southeast Asia and Brazil is expected to improve as the year progresses. Supply appears adequate to meet that demand in the near term.
2024 Modeling Assumptions
The Company provides the following modeling assumptions for the full year 2024:

Modeling Assumptions	Full Year 2024
Total Capital Expenditures	$1.1 - 1.2 billion
Depreciation, Depletion & Amortization	$960 - $990 million
Selling, General, and Administrative Expense	$470 - $500 million
Net Interest Expense	$140 - $160 million
Effective tax rate	High 20’s %
Cash tax rate	Mid 20's %
Sensitivities Table Using 2023 Cost Structure
The Company provided the following sensitivities to price and foreign exchange rates to help investors anticipate the potential impact of movements in these factors.

Sensitivity	Full year adj. EBITDA impact(1)	2023 Actual
Average MOP Price / tonne (fob mine)(5)	$10/mt price change = $60 million (4)	$308
Average DAP Price / tonne (fob plant)(5)	$10/mt price change = $70 million	$573
Average BRL / USD	0.10 change, unhedged = $10 million(6)	5.00
(4) Includes impact of Canadian Resource Tax
(5) Approximately 20% of DAP price sensitivity impact is expected to be in the Mosaic Fertilizantes segment.; approximately 5% of the MOP price sensitivity impact is expected to be in the Mosaic Fertilizantes segment.
(6) The company hedged about 50 percent of the annual sensitivity. Over longer periods of time, inflation is expected to offset a portion of currency benefits.

About The Mosaic Company
The Mosaic Company is one of the world's leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single-source provider of phosphate and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.
Mosaic will conduct a conference call on Thursday, February 22, 2024, at 11:00 a.m. Eastern Time to discuss fourth quarter and full year 2023 earnings results. A simultaneous webcast of the conference call may be accessed through Mosaic’s website at www.mosaicco.com/investors. This webcast will be available up to one year from the time of the earnings call.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about proposed or pending common dividends, special dividends, share repurchases, future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: political and economic instability and changes in government policies in countries in which we have operations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC), the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States, Canada or Brazil, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s potash mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. The declarations and payment of future dividends and special dividends remain at the discretion of the Board of Directors.
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Non-GAAP Financial Measures
This press release includes the presentation and discussion of non-GAAP diluted net earnings per share guidance, or adjusted EPS, non-GAAP gross margin per tonne, or adjusted gross margin per tonne, non-GAAP adjusted EBITDA, and free cash flow, collectively referred to as non-GAAP financial measures. Generally, a non-GAAP financial measure is a supplemental numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, because non-GAAP measures are not determined in accordance with GAAP, they are thus susceptible to varying interpretations and calculations and may not be comparable to other similarly titled measures of other companies. Adjusted metrics, including adjusted EPS, adjusted gross margin, and adjusted EBITDA are calculated by excluding the impact of notable items from the GAAP measure. Notable items impact on gross margin and EBITDA is pretax. Notable items impact on diluted net earnings per share is calculated as the notable item amount plus income tax effect, based on expected annual effective tax rate, divided by diluted weighted average shares. Management believes that these adjusted measures provide securities analysts, investors, management and others with useful supplemental information regarding our performance by excluding certain items that may not be indicative of, or are unrelated to, our core operating results. Free Cash Flow is defined as net cash provided by operating activities less capital expenditures and adjusted for changes in working capital financing. Management utilizes these adjusted measures in analyzing and assessing Mosaic’s overall performance and financial trends, for financial and operating decision-making, and to forecast and plan for future periods. These adjusted measures also assist our management in comparing our and our competitors' operating results. We are not providing forward looking guidance for U.S. GAAP reported diluted net earnings per share, gross margin per tonne, or a quantitative reconciliation of forward-looking adjusted EPS, adjusted gross margin and adjusted EBITDA because we are unable to predict with reasonable certainty our notable items without unreasonable effort. Historically, our notable items have included, but are not limited to, foreign currency transaction gain or loss, unrealized gain or loss on derivatives, acquisition-related fees, discrete tax items, contingencies and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. Reconciliations for Non-GAAP financial measures contained in this press release are found below. Reconciliations for current and historical periods beginning with the quarter ended March 31, 2022 for consolidated adjusted EPS and adjusted EBITDA, as well as segment adjusted EBITDA and adjusted gross margin per tonne are provided in the Selected Calendar Quarter Financial Information performance data for the related periods. This information is being furnished under Exhibit 99.2 of the Form 8-K and available on our website at www.mosaicco.com in the “Financial Information - Quarterly Earnings” section under the “Investors” tab.

For the three months ended December 31, 2023, the Company reported the following notable items which, combined, positively impacted earnings per share by $0.40:

			Amount	Tax effect	EPS impact
Description	Segment	Line item	(in millions)	(in millions)	(per share)
Foreign currency transaction gain (loss)	Consolidated	Foreign currency transaction gain (loss)	$79	$(16)	$0.20
Unrealized gain (loss) on derivatives	Corporate and Other	Cost of goods sold	40	(7)	0.10
Closed and indefinitely idled facility costs	Phosphate	Other operating income (expense)	(9)	2	(0.03)
FX functional currency	Mosaic Fertilizantes	Cost of goods sold	(3)	1	(0.01)
Realized gain (loss) on RCRA Trust Securities	Phosphate	Other non-operating income (expense)	(7)	2	(0.02)
ARO Adjustment	Phosphate	Other operating income (expense)	(4)	1	(0.01)
Environmental reserve	Phosphate	Other operating income (expense)	(64)	11	(0.16)
Land reclamation	Phosphate	Cost of goods sold	(28)	5	(0.07)
ARO adjustment	Potash	Other operating income (expense)	(10)	2	(0.02)
Tax law change	Mosaic Fertilizantes	(Provision for) benefit from income taxes	—	136	0.42
Total Notable Items			$(6)	$137	$0.40

For the three months ended December 31, 2022, the Company reported the following notable items which, combined, negatively impacted earnings per share by $0.22:

			Amount	Tax effect	EPS impact
Description	Segment	Line item	(in millions)	(in millions)	(per share)
Foreign currency transaction gain (loss)	Consolidated	Foreign currency transaction gain (loss)	$75	$(18)	$0.16
Unrealized gain (loss) on derivatives	Corporate and Other	Cost of goods sold	14	(4)	0.03
Closed and indefinitely idled facility costs	Phosphate	Other operating income (expense)	(11)	3	(0.03)
FX functional currency	Mosaic Fertilizantes	Cost of goods sold	(1)	—	—
Fixed asset write-off	Phosphate	Other operating income (expense)	(6)	2	(0.01)
ARO Adjustment	Potash	Other operating income (expense)	3	(1)	0.01
Discrete tax items	Consolidated	(Provision for) benefit from income taxes	—	(9)	(0.03)
Realized gain (loss) on RCRA Trust Securities	Phosphates	Other non-operating income (expense)	(20)	5	(0.04)
Environmental reserve	Phosphates	Other operating income (expense)	(44)	11	(0.09)
Hurricane Ian idle costs	Phosphates	Cost of goods sold	(30)	8	(0.07)
Insurance proceeds	Phosphates	Other operating income (expense)	5	(1)	0.01
Pension plan termination settlement	Consolidated	Other non-operating income (expense)	(42)	10	(0.09)
Environmental reserve	Potash	Other operating income (expense)	(28)	7	(0.06)
Lease termination and severance	Corporate and Other	Other operating income (expense)	(4)	1	(0.01)
Total Notable Items			$(89)	$14	$(0.22)

Condensed Consolidated Statements of Earnings
(in millions, except per share amounts)

The Mosaic Company	(unaudited)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Net sales	$3,149.5	$4,481.3	$13,696.1	$19,125.2
Cost of goods sold	2,590.0	3,512.9	11,485.5	13,369.4
Gross margin	559.5	968.4	2,210.6	5,755.8
Selling, general and administrative expenses	123.0	132.9	500.5	498.0
Other operating expenses	158.0	134.9	372.0	472.5
Operating earnings	278.5	700.6	1,338.1	4,785.3
Interest expense, net	(34.9)	(33.8)	(129.4)	(137.8)
Foreign currency transaction gain (loss)	91.0	75.1	194.0	97.5
Other (expense) income	(10.7)	(64.7)	(76.8)	(102.5)
Earnings from consolidated companies before income taxes	323.9	677.2	1,325.9	4,642.5
Provision for (benefit from) income taxes	(43.8)	206.0	177.0	1,224.3
Earnings from consolidated companies	367.7	471.2	1,148.9	3,418.2
Equity in net earnings of nonconsolidated companies	0.3	57.3	60.3	196.0
Net earnings including noncontrolling interests	368.0	528.5	1,209.2	3,614.2
Less: Net earnings attributable to noncontrolling interests	2.7	5.3	44.3	31.4
Net earnings attributable to Mosaic	$365.3	$523.2	$1,164.9	$3,582.8
Diluted net earnings per share attributable to Mosaic	$1.11	$1.52	$3.50	$10.06
Diluted weighted average number of shares outstanding	327.7	343.8	333.2	356.0

Condensed Consolidated Balance Sheets
(in millions, except per share amounts)

The Mosaic Company	(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$348.8	$735.4
Receivables, net	1,269.2	1,699.9
Inventories	2,523.2	3,543.1
Other current assets	603.8	578.2
Total current assets	4,745.0	6,556.6
Property, plant and equipment, net	13,585.4	12,678.7
Investments in nonconsolidated companies	909.0	885.9
Goodwill	1,138.6	1,116.3
Deferred income taxes	1,079.2	752.3
Other assets	1,575.6	1,396.2
Total assets	$23,032.8	$23,386.0
Liabilities and Equity
Current liabilities:
Short-term debt	$399.7	$224.9
Current maturities of long-term debt	130.1	985.3
Structured accounts payable arrangements	399.9	751.2
Accounts payable	1,166.9	1,292.5
Accrued liabilities	1,777.1	2,279.9
Total current liabilities	3,873.7	5,533.8
Long-term debt, less current maturities	3,231.6	2,411.9
Deferred income taxes	1,065.5	1,010.1
Other noncurrent liabilities	2,429.2	2,236.0
Equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, none issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 393,875,241 shares issued and 324,103,141 shares outstanding as of December 31, 2023, 391,964,464 shares issued and 339,071,423 shares outstanding as of December 31, 2022	3.2	3.4
Capital in excess of par value	—	—
Retained earnings	14,241.9	14,203.4
Accumulated other comprehensive loss	(1,954.9)	(2,152.2)
Total Mosaic stockholders’ equity	12,290.2	12,054.6
Non-controlling interests	142.6	139.6
Total equity	12,432.8	12,194.2
Total liabilities and equity	$23,032.8	$23,386.0

 Condensed Consolidated Statements of Cash Flows
(in millions, except per share amounts)

The Mosaic Company	(unaudited)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net cash provided by operating activities	$538.1	$955.7	$2,407.2	$3,935.8
Cash Flows from Investing Activities:
Capital expenditures	(358.9)	(340.5)	(1,402.4)	(1,247.3)
Purchases of available-for-sale securities - restricted	(201.1)	(302.9)	(1,240.8)	(762.5)
Proceeds from sale of available-for-sale securities - restricted	197.4	298.4	1,209.1	743.0
Proceeds from sale of business	—	—	158.4	—
Acquisition of business	—	—	(41.0)	—
Other	0.4	1.9	(0.5)	7.2
Net cash used in investing activities	(362.2)	(343.1)	(1,317.2)	(1,259.6)
Cash Flows from Financing Activities:
Payments of short-term debt	(3,070.1)	(1,602.6)	(9,832.0)	(1,761.2)
Proceeds from issuance of short-term debt	3,170.0	1,827.7	10,007.1	1,980.5
Payments from inventory financing arrangement	—	(200.5)	(601.4)	(1,651.5)
Proceeds from inventory financing arrangement	—	—	601.4	1,348.8
Payments of structured accounts payable arrangements	(422.3)	(332.5)	(1,432.9)	(1,476.6)
Proceeds from structured accounts payable arrangements	214.2	439.9	1,048.2	1,460.5
Payments of long-term debt	(950.5)	(565.8)	(995.3)	(610.3)
Proceeds from issuance of long-term debt	900.0	—	900.0	—
Collections of transferred receivables	—	1,068.5	1,468.6	2,352.1
Payments of transferred receivables	—	(1,069.7)	(1,468.6)	(2,433.2)
Repurchases of stock	(150.0)	(64.0)	(756.0)	(1,665.2)
Cash dividends paid	(65.1)	(51.1)	(351.6)	(197.7)
Dividends paid to non-controlling interest	(17.8)	(21.3)	(41.5)	(38.0)
Other	(19.1)	(1.6)	(26.5)	13.1
Net cash used in financing activities	(410.7)	(573.0)	(1,480.5)	(2,678.7)
Effect of exchange rate changes on cash	(6.2)	(8.0)	(2.8)	(29.7)
Net change in cash, cash equivalents and restricted cash	(241.0)	31.6	(393.3)	(32.2)
Cash, cash equivalents and restricted cash—beginning of year	601.8	722.5	754.1	786.3
Cash, cash equivalents and restricted cash—end of year	$360.8	$754.1	$360.8	$754.1

	Years ended December 31,
	2023	2022

Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the consolidated statements of cash flows:
Cash and cash equivalents	$348.8	$735.4
Restricted cash in other current assets	8.6	8.2
Restricted cash in other assets	3.4	10.5
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$360.8	$754.1

Reconciliation of Non-GAAP Financial Measures
Earnings Per Share Calculation

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Net earnings attributed to Mosaic	$365.3	$523.2	$1,164.9	$3,582.8
Basic weighted average number of shares outstanding	326.1	340.3	331.3	352.4
Dilutive impact of share-based awards	1.6	3.5	1.9	3.6
Diluted weighted average number of shares outstanding	327.7	343.8	333.2	356.0
Basic net earnings per share	$1.12	$1.54	$3.52	$10.17
Diluted net earnings per share	$1.11	$1.52	$3.50	$10.06

Notable items impact on earnings per share	$(0.40)	$0.22	$0.07	$0.95
Adjusted earnings per share	$0.71	$1.74	$3.57	$11.01

Free Cash Flow

	Year ended December 31,
	2023	2022
Net cash provided by operating activities	$2,407	$3,936
Capital expenditures	(1,402)	(1,247)
Working capital financing(a)	(210)	(95)
Free cash flow	$795	$2,594

(a) Includes net proceeds (payments) from inventory financing arrangements, structured accounts payable arrangements and commercial paper borrowings.

Reconciliation of Non-GAAP Financial Measures

Consolidated Earnings (in millions)	Three months ended December 31,	Year ended December 31,
	2023	2023
Consolidated net earnings attributable to Mosaic	$365	$1,165
Less: Consolidated interest expense, net	(35)	(129)
Plus: Consolidated depreciation, depletion and amortization	257	960
Plus: Accretion expense	27	96
Plus: Share-based compensation expense	6	33
Plus: Consolidated provision for (benefit from) income taxes	(44)	176
Less: Equity in net earnings of nonconsolidated companies, net of dividends	—	35
Plus: Notable items not included above	—	237
Adjusted EBITDA	$646	$2,761

	Three months ended December 31,		Years ended December 31,
Potash Earnings (in millions)	2023	2022	2023	2022
Operating Earnings	$222	$497	$1,152	$2,768
Plus: Depreciation, Depletion and Amortization	89	73	299	307
Plus: Accretion Expense	3	2	9	8
Plus: Foreign Exchange Gain (Loss)	41	6	41	(19)
Plus: Other Non Operating Income	(2)	—	(45)	—
Plus: Notable Items	(31)	19	15	53
Adjusted EBITDA	$322	$597	$1,471	$3,117

	Three months ended December 31,		Years ended December 31,
Phosphate Earnings (in millions)	2023	2022	2023	2022
Operating Earnings	$21	$145	$375	$1,347
Plus: Depreciation, Depletion and Amortization	124	111	486	485
Plus: Accretion Expense	19	15	67	55
Plus: Foreign Exchange Gain (Loss)	(1)	(4)	(1)	(8)
Plus: Other Non Operating Income (Expense)	(9)	(9)	(16)	(32)
Plus: Dividends from equity investments	—	—	25	—
Less: Earnings (Loss) from Consolidated Noncontrolling Interests	2	5	47	32
Plus: Notable Items	107	95	338	404
Adjusted EBITDA	$259	$348	$1,227	$2,219

Reconciliation of Non-GAAP Financial Measures

	Three months ended December 31,		Years ended December 31,
Mosaic Fertilizantes (in millions)	2023	2022	2023	2022
Operating Earnings	$50	$(20)	$75	$910
Plus: Depreciation, Depletion and Amortization	41	45	165	125
Plus: Accretion Expense	5	5	20	17
Plus: Foreign Exchange Gain (Loss)	32	38	80	8
Plus: Other Non Operating Income (Expense)	(1)	(1)	(4)	(4)
Less: Earnings (Loss) from Consolidated Noncontrolling Interests	—	—	(2)	(1)
Plus: Notable Items	(16)	(38)	(11)	(8)
Adjusted EBITDA	$111	$29	$327	$1,049

	Three months ended December 31,		Years ended December 31,
Potash Earnings (in millions)	2023	2022	2023	2022
Gross Margin / tonne	$99	$289	$137	$351
Notable items in gross margin	—	—	—	—
Adjusted gross margin / tonne	$99	$289	$137	$351

	Three months ended December 31,		Years ended December 31,
Phosphates Earnings (in millions)	2023	2022	2023	2022
Gross Margin / tonne	$88	$148	$100	$268
Notable items in gross margin	18	19	9	6
Adjusted gross margin / tonne	$106	$167	$109	$274

	Three months ended December 31,		Years ended December 31,
Mosaic Fertilizantes Earnings (in millions)	2023	2022	2023	2022
Gross Margin / tonne	$44	$11	$22	$111
Notable items in gross margin	1	1	2	—
Adjusted gross margin / tonne	$45	$12	$24	$111